UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Buffalo Wild Wings, Inc.
(Name of Registrant as Specified In Its Charter)

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BUFFALO WILD WINGS UNDERSCORES TOTAL SHAREHOLDER RETURN OUTPERFORMANCE RELATIVE TO PEERS

Emphasizes Casual Dining Peers as Most Relevant Performance Comparison Group

MINNEAPOLIS—May 4, 2017— Buffalo Wild Wings, Inc. (NASDAQ:BWLD) today issued the following statement underscoring its record of total shareholder return outperformance, as compared to its casual dining peer group on a one-, three- and five-year basis, as demonstrated in the following chart:

The company issued the following statement:

Marcato Capital Management, L.P. (“Marcato”) continues to make misleading claims regarding Buffalo Wild Wings’ performance based on flawed analysis, in particular that the company has not generated superior returns for shareholders. To do so, Marcato compares Buffalo Wild Wings’ shareholder returns to those of much larger companies in the S&P 500, to broad market indices like the Nasdaq Composite Index, and to retailers and restaurants that are meaningfully different than Buffalo Wild Wings. These companies operate in very different macro environments.

Buffalo Wild Wings should instead be compared to its casual dining peers – companies that are similar in service delivery and business model and that compete for similar consumers. The casual dining peer group utilized by Buffalo Wild Wings properly excludes companies that are quick-serve, fast-food or delivery restaurants as well as companies outside the restaurant industry. Buffalo Wild Wings believes the right peers for this purpose include BJ’s Restaurants, Inc., Bloomin’ Brands, Inc., Bravo Brio Restaurant Group, Brinker International, Inc., Cheesecake Factory, Inc., Chuy’s Holdings Inc., Cracker Barrel Old Country Store, Inc., Darden Restaurants, Inc., Denny’s Corporation, DineEquity, Inc., Ignite Restaurant Group, Inc., Red Robin Gourmet Burgers, Inc., Ruby Tuesday, Inc. and Texas Roadhouse, Inc.

Compared with the median returns generated by this set of our casual dining peers, Buffalo Wild Wings has generated significantly better returns for its shareholders, as shown above. Buffalo Wild Wings also notes that it has generated compounded annual returns of more than 24% per year since its IPO.
The Buffalo Wild Wings Board and management team continue to take action and are committed to generating superior long-term shareholder value in the future through the company’s innovative approach to casual dining.

Buffalo Wild Wings urges shareholders to vote the YELLOW proxy card “FOR” each of Buffalo Wild Wings’ nine nominees: Cynthia L. Davis, Andre J. Fernandez, Janice L. Fields, Harry A. Lawton, J. Oliver Maggard, Jerry R. Rose, Sam B. Rovit, Harmit J. Singh and Sally J. Smith. Shareholders can vote today by telephone, by Internet or by signing, dating and returning the YELLOW proxy card. The company encourages shareholders to discard any proxy materials sent by Marcato.

If you have any questions or require any assistance with voting your shares, please contact the company’s proxy solicitor listed below:

105 Madison Avenue
New York, New York 10016
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

Lazard Ltd is serving as financial advisor and Faegre Baker Daniels is serving as legal advisor to the company.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings(R) restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ(TM) to Blazin'(R). Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,220 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Cautionary Statement Regarding Certain Information

This communication contains “forward-looking statements” within the meaning of the federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statement that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated or supplemented by subsequent reports we file with the SEC. We do not assume any obligation to publicly update any forward-looking statement after they are made, whether as a result of new information, future events or otherwise.

Important Information

Buffalo Wild Wings, Inc., its directors and certain of its executive officers and employees are participants in the solicitation of proxies from Buffalo Wild Wings shareholders in connection with its 2017 annual meeting of shareholders to be held on June 2, 2017. Information concerning the identity and interests of these persons is available in the definitive proxy statement Buffalo Wild Wings filed with the SEC on April 21, 2017.

Buffalo Wild Wings has filed a definitive proxy statement in connection with its 2017 annual meeting. The definitive proxy statement, any amendments thereto and any other relevant documents, and other materials filed with the SEC concerning Buffalo Wild Wings are (or will be, when filed) available free of charge at http://www.sec.gov and http://ir.buffalowildwings.com. Shareholders should read carefully the definitive proxy statement and any other relevant documents that Buffalo Wild Wings files with the SEC when they become available before making any voting decision because they contain important information.

Contacts

Buffalo Wild Wings, Inc.
Investor Relations Contact:
Heather Pribyl, 952-540-2095

Additional Investor Contact

MacKenzie Partners, Inc.
Bob Marese/Paul Schulman
212-929-5500

Media

Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko / Nick Lamplough
212-355-4449

1Casual dining peer group includes BBRG, BJRI, BLMN, CAKE, CBRL, CHUY, DENN, DIN, DRI, EAT, IRGT, RRGB, RT and TXRH.
2Source: FactSet. Note: Market data as of April 28, 2017. Casual dining index calculated as the median of the peers. Median of casual dining peers include BBRG, BJRI, BLMN, CAKE, CBRL, CHUY, DENN, DIN, DRI, EAT, IRGT, RRGB, RT and TXRH. BLMN, CHUY and IRGT calculated since end of first trading day closing price post IPO for five-year TSR comparison.